                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              UNIFIRST CORPORATION
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

--------------------------------------------------------------------------------

                              UNIFIRST CORPORATION
                                68 JONSPIN ROAD
                        WILMINGTON, MASSACHUSETTS 01887

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 8, 2002

     The Annual Meeting of the Shareholders of UniFirst Corporation (the "Company") will be held at the Conference Center of Goodwin Procter LLP, located on the second floor at Exchange Place, Boston, Massachusetts 02109-2881 on January 8, 2002 at 10:00 A.M. for the following purposes:

          1. To elect two Class II Directors, each to serve for a term of three years, and one Class I Director, to serve a term of one year;

          2. To approve an amendment to the Company's 1996 Stock Incentive Plan (the "Plan"), which serves to authorize the issuance of an additional 300,000 shares of common stock, $.10 par value, for issuance under the Plan; and

          3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          RAYMOND C. ZEMLIN, Clerk

December 5, 2001

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

                              UNIFIRST CORPORATION
                                68 JONSPIN ROAD
                        WILMINGTON, MASSACHUSETTS 01887

                             ---------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 8, 2002
         AT 10:00 A.M. AT THE CONFERENCE CENTER OF GOODWIN PROCTER LLP,
                 LOCATED ON THE SECOND FLOOR AT EXCHANGE PLACE,
                        BOSTON, MASSACHUSETTS 02109-2881

                             ---------------------

GENERAL INFORMATION

     The enclosed proxy is being solicited on behalf of the Board of Directors of UniFirst Corporation (the "Company") for use at the 2002 Annual Meeting of Shareholders to be held on January 8, 2002 (the "Annual Meeting") and at any adjournment thereof. This Proxy Statement, the enclosed proxy and the Company's 2001 Annual Report to Shareholders are being mailed to shareholders on or about December 5, 2001. Any shareholder signing and returning the enclosed proxy has the power to revoke it by giving notice of its revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The shares represented by the enclosed proxy will be voted as specified therein if said proxy is properly signed and received by the Company prior to the time of the Annual Meeting and is not properly revoked. The expense of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses in connection therewith.

     The Board of Directors has fixed the close of business on November 16, 2001 as the record date for the determination of the shareholders entitled to notice of, and to vote at, this Annual Meeting and any adjournments thereof. As of the close of business on that date, there were outstanding and entitled to vote 8,988,034 shares of common stock, par value $.10 per share ("Common Stock"), and 10,232,344 shares of Class B common stock, par value $.10 per share ("Class B Common Stock"). Transferees after such date will not be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share. All actions submitted to a vote of shareholders are voted on by holders of Common Stock and Class B Common Stock voting together as a single class, except for the election of certain Directors and for the approval of matters requiring class votes under the Business Corporation Law of The Commonwealth of Massachusetts.

                           1.  ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently composed of six members, divided into three equal classes, with one class elected each year at the annual meeting of shareholders. The Directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each annual meeting of shareholders.

     At the Annual Meeting, two Class II Directors will be elected to serve until the 2005 annual meeting and one Class I Director will be elected to serve until the 2003 annual meeting, in each case until their successors are duly elected and qualified. The Board of Directors has nominated Donald J. Evans and Ronald D. Croatti to be elected by holders of Common Stock and Class B Common Stock, voting together as a single class, to serve as Class II Directors and Anthony DiFillippo to be elected by holders of Common Stock and Class B Common Stock, voting together as a single class, to serve as a Class I Director (collectively, the "Nominees"). Anthony DiFillippo has been nominated by the Board of Directors to fill the vacancy created by the death of Aldo Croatti.

     Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates "FOR" the election of the Nominees to the Board of Directors. While the Company has no reason to believe that any of the Nominees will be unable to serve as a Director, in the event any of the Nominees should become unavailable to serve at the time of the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy for such other person or persons as they may in their discretion select. A plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect each of the Nominees. Consistent with applicable law, the Company intends to count abstentions and broker non-votes only for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes.

     The following table sets forth certain information with respect to the Nominees as well as the other Directors of the Company.

                                                                    DIRECTOR
CLASS II DIRECTORS -- TERM EXPIRES IN 2005                    AGE    SINCE
------------------------------------------                    ---   --------
Ronald D. Croatti(1)........................................  58      1982
  MR. CROATTI joined the Company in 1965. He became director of the Company in 1982 and Vice Chairman of the Board in
  1986 and has served as Chief Executive Officer since 1991
  and President since 1995. Mr. Croatti has overall
  responsibility for the management of the Company.
Donald J. Evans.............................................  75      1973
  MR. EVANS has served as director of the Company since
  1973. He has served as General Counsel and First Deputy
  Commissioner, Massachusetts Department of Revenue, since
  November 1996. Prior to that time, Mr. Evans was a partner in the law firm of Goodwin Procter LLP, the Company's
  general counsel.

                                                                    DIRECTOR
CLASS I DIRECTORS -- TERM EXPIRES IN 2003                     AGE    SINCE
-----------------------------------------                     ---   --------
Anthony F. DiFillippo(1)....................................  74        --
  MR. DIFILLIPPO was the president of UniFirst until he
  retired in 1995 and, since 1995, he has served as a
  consultant to UniFirst.

                                                                    DIRECTOR
CLASS I DIRECTORS -- TERM EXPIRES IN 2003                     AGE    SINCE
-----------------------------------------                     ---   --------
Albert Cohen (2)............................................  74      1989
  MR. COHEN has served as director of the Company since
  1989. He has been President of ALC Corp., a consultancy,
  since September 1998. Prior to that time Mr. Cohen was
  Chairman of the Board and Chief Executive Officer of
  Electronic Space Systems Corporation, a manufacturer of
  aerospace ground equipment.

                                                                    DIRECTOR
CLASS III DIRECTORS -- TERM EXPIRES IN 2004                   AGE    SINCE
-------------------------------------------                   ---   --------
Cynthia Croatti (1).........................................  46      1995
  MS. CROATTI joined the Company in 1980. She has served as
  director since 1995, Treasurer since 1982 and Executive
  Vice President since 2001. In addition, she has primary
  responsibility for overseeing the purchasing and direct
  sales functions of the Company.
Phillip L. Cohen (2)........................................  70      2000
  MR. COHEN has served as director of the Company since
  November 2000. He was a partner with an international
  public accounting firm from 1965 until his retirement in
  June 1994 and has been a financial consultant since that
  date. He is a director emeritus and former Treasurer of
  the Greater Boston Convention and Visitors Bureau and a
  director of Kazmaier Associates, Inc., Bike Athletic Co.
  and Nortek, Inc.

---------------

(1) Ronald Croatti and Cynthia Croatti are siblings and Anthony DiFillippo is Marie Croatti's brother and Cynthia Croatti's uncle.

(2) The Company has designated Messrs. Albert Cohen and Phillip L. Cohen as the Directors to be elected by the holders of Common Stock voting separately as a single class.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Officers, Directors and greater than 10% shareholders are required to file with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reports of ownership and changes in ownership. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Officers, Directors and greater than 10% shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no such reports were required during the 2001 fiscal year, the Company believes that, during the 2001 fiscal year, all officers, Directors and greater than 10% shareholders complied with the applicable Section 16(a) filing requirements.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held four meetings during the Company's 2001 fiscal year. During the 2001 fiscal year, the Audit Committee consisted of Albert Cohen (Chairman), Donald J. Evans and Phillip Cohen, and met on five occasions. The Audit Committee is responsible for reviewing the scope of audit and other related services provided by the Company's independent public accountants. During the 2001 fiscal year, the Compensation Committee consisted of Aldo Croatti, Chairman, Albert Cohen and Donald J. Evans and met on two occasions. On October 4, 2001, Aldo Croatti passed away. His position on the Compensation Committee has not been filled as of the date of this proxy statement. The Compensation Committee is responsible for reviewing and approving the Company's executive compensation program. The Company does not have a standing nominating committee.

     Each Director other than Aldo Croatti attended at least 75% of all of the meetings of the Board of Directors and of the committees of which the Director was a member held during the last fiscal year.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth as of November 16, 2001 certain information concerning shares of Common Stock and Class B Common Stock beneficially owned by
(i) each Director and Nominee, (ii) each of the executive officers of the Company named in the Summary Compensation Table, and (iii) all executive officers and Directors as a group, in each case based solely on information furnished by such individuals. Except as otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table reflects shares outstanding of each class of common stock on October 15, 2001, and does not take into account conversions after such date of shares of Class B Common Stock into Common Stock. Subsequent conversions of Class B Common Stock into Common Stock will increase the voting control of persons who retain shares of Class B Common Stock.

                                                                  PERCENTAGE OF    PERCENTAGE OF
                                          AMOUNT AND NATURE OF   ALL OUTSTANDING      VOTING
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP      SHARES(1)        POWER(1)
------------------------                  --------------------   ---------------   -------------
Estate of Aldo Croatti(2)...............       2,847,760              14.8%            24.4%
Ronald D. Croatti(3)(4).................         471,135               2.5%             4.2%
Cynthia Croatti(5)(4)...................         308,870               1.6%             2.8%
Robert L. Croatti(6)(4).................          33,200                 *                *
Bruce Boynton(4)(7).....................          10,825                 *                *
John B. Bartlett(7)(4)..................           8,750                 *                *
Donald. Evans(7)........................           1,400                 *                *
Albert Cohen............................           1,500                 *                *
Phillip L. Cohen........................              --                 *                *
Anthony DiFillippo(8)...................          50,000                 *                *
All Directors and executive officers as
  a group(4)(11 persons)................       3,745,044              19.5%            31.5%

---------------

 *  Less than 1%.

(1) The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 16, 2001, a total of 19,220,378 shares of common stock were outstanding, of which 8,988,034 were shares of Common Stock entitled to one vote per share and 10,232,344 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(2) Aldo Croatti, the Company's Chairman of the Board, passed away on October 4, 2001. The referenced shares are now held by his estate, of which his widow, Marie Croatti, is the executor. These shares include 2,699,060 shares of Class B Common Stock, representing 26.4% of such class and 148,700 shares of Common Stock, representing 17% of such class.

(3) Ronald D. Croatti owns shares of Class B Common Stock only, representing 4.6% of such class, plus the options to purchase Common Stock listed in footnote 4. The information presented does not include any shares owned by Mr. Croatti's children, as to which shares Mr. Croatti disclaims any beneficial interest.

    Mr. Croatti is a trustee and beneficiary of The Marie Croatti QTIP Trust, which owns 2,600,000 shares of Class B Common Stock. Mr. Croatti is a director and minority owner of the general partner of The Croatti Family Limited Partnership, which owns 2,600,000 shares of Class B Common Stock. The information presented for Mr. Croatti does not include any shares owned by The Marie Croatti QTIP Trust or The Croatti Family Limited Partnership.

(4) Includes the right to acquire pursuant to the exercise of stock options, within 60 days after October 15, 2001, the following number of shares of Common Stock: Ronald D. Croatti, 1,575 shares; Cynthia Croatti, 750 shares; Robert L. Croatti, 1,200 shares; Bruce Boynton, 825 shares; John B. Bartlett, 1,050 shares; and all other Directors and executive officers as a group, 825 shares.

(5) Cynthia Croatti owns shares of Class B Common Stock only, representing 3.0% of such class, plus the options to purchase Common Stock listed in footnote
    4. The information presented does not include any shares owned by Ms. Croatti's children, as to which shares Ms. Croatti disclaims any beneficial interest. Ms. Croatti is a trustee and beneficiary of The Marie Croatti QTIP Trust which owns 2,600,000 shares of Class B Common Stock. Ms. Croatti is a director and minority owner of the general partner of The Croatti Family Limited Partnership, which owns 2,600,000 shares of Class B Common Stock. The information presented for Ms. Croatti, does not include any shares owned by The Marie Croatti QTIP Trust or The Croatti Family Limited Partnership.

(6) Robert L. Croatti is the nephew of Aldo Croatti and the cousin of Ronald Croatti and Cynthia Croatti. Robert Croatti owns shares of Common Stock only, plus the options to purchase Common Stock listed in footnote 4.

(7) Each of Messrs. Bartlett, Boynton and Evans owns shares of Common Stock only, plus in the case of Mr. Bartlett and Mr. Boynton the options to purchase Common Stock listed in footnote 4.

(8) Includes 7,250 shares beneficially owned by Mr. DiFillippo's spouse.

     To the best knowledge of the Company, the following are the only beneficial owners of more than 5% of the outstanding Common Stock or Class B Common Stock of the Company as of November 16, 2001. All information presented is based solely on information provided by each beneficial owner.

                                                                  PERCENTAGE OF    PERCENTAGE OF
                                          AMOUNT AND NATURE OF   ALL OUTSTANDING      VOTING
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP      SHARES(1)        POWER(1)
------------------------                  --------------------   ---------------   -------------
Estate of Aldo Croatti(2)...............       2,847,760              14.8%            24.4%
The Croatti Family Limited
  Partnership(3)........................       2,600,000              13.5%            23.4%
The Marie Croatti QTIP Trust(4).........       2,600,000              13.5%            23.4%
Marie Croatti(5)........................       1,343,890               7.0%            12.0%
William Blair & Company, L.L.C.(6)......         764,836               4.0%               *
Arnhold and S. Bleichroeder, Inc.(7)....         839,500               4.4%               *
Dimensional Fund Advisors, Inc.(8)......         798,150               4.2%               *
FleetBoston Financial Corporation(9)....         938,770               4.9%               *

---------------

 *  Less than 1%.

(1) The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 16, 2001, a total of 19,220,378 shares of common stock were outstanding, of which 8,988,034 were shares of Common Stock entitled to one vote per share and 10,232,344 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(2) Aldo Croatti, the Company's Chairman of the Board, passed away on October 4, 2001. The referenced shares are now held by his estate, of which his widow, Marie Croatti, is the executor. These shares include 2,699,060 shares of Class B Common Stock, representing 26.4% of such class and 148,700 shares of Common Stock representing 1.7% of such class.

(3) The address of The Croatti Family Limited Partnership (the "CFLP") is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. The CFLP owns shares of Class B Common Stock only, representing 25.4% of such class. The general partner of CFLP, Croatti Management Associates, Inc. (the "General Partner"), has sole voting and dispositive power with respect to the shares owned by CFLP. The General Partner is owned equally by Marie Croatti, Ronald Croatti and Cynthia Croatti, and they comprise its three directors.

(4) The address of The Marie Croatti QTIP Trust (the "Trust") is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. The Trust owns shares of Class B Common Stock only, representing 25.4% of such class. The Trustees of the Trust are Marie Croatti, Ronald Croatti and Cynthia Croatti. The beneficiaries of the Trust are Marie Croatti and the children of Aldo Croatti.

(5) Includes 399,168 shares of Class B Common Stock and 2,550 shares of Common Stock owned of record by Marie Croatti, as Trustee under several trusts, the beneficiaries of which are the grandchildren of Aldo Croatti, as to which shares Mrs. Croatti disclaims any beneficial interest. Mrs. Croatti individually owns 940,172 shares of Class B Common Stock, representing 9.2% of such class, and 2,000 shares of Common Stock, representing less than one percent of such class. Marie Croatti is the widow of Aldo Croatti. Mrs. Croatti's address is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, Massachusetts 01887. Marie Croatti disclaims beneficial interest in shares comprising part of the estate of Aldo Croatti due solely to her position as executor thereof. See notes (3) and (4) above for information concerning Marie Croatti's interest in the CFLP and the Trust.

(6) The address of William Blair & Company, L.L.C. is 222 West Adams Street, Chicago, IL 60606. William Blair & Company, L.L.C. beneficially owns shares of Common Stock only, representing 8.5% of such class. The Company has relied solely upon the information contained in the Schedule 13G filed by William Blair & Company, L.L.C. on February 14, 2001.

(7) The address of Arnhold and S. Bleichroeder, Inc. ("Arnhold") is 1345 Avenue of the Americas, New York, NY 10105. Arnhold beneficially owns shares of Common Stock only, representing 9.3% of such class. Arnhold shares voting and dispositive power over the shares listed with its investment advisory client(s). The Company has relied solely upon information contained in the
    Schedule 13G filed by Arnhold on February 13, 2001.

(8) The address of Dimensional Fund Advisers, Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional beneficially owns shares of Common Stock only, representing 8.9% of such class. Dimensional, an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule and Dimensional disclaims beneficial ownership of all securities reported in this schedule. The Company has relied solely upon the information contained in the Schedule 13G filed by Dimensional on February 2, 2001.

(9) The address of FleetBoston Financial Corporation is 100 Federal Street, Boston, MA 02110. FleetBoston Financial Corporation owns shares of Common Stock only, representing 10.4% of such class. The Company has relied solely upon the information contained in the Schedule 13G filed FleetBoston Financial Corporation on February 14, 2001.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during 2001 for each of the three fiscal years ended August 25, 2001, for services rendered in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                           ----------------
                                               ANNUAL COMPENSATION(1)         SECURITIES       ALL OTHER
                                             ---------------------------      UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR   SALARY($)   BONUS($)   OPTIONS (SHARES)      (2)($)
---------------------------                  ----   ---------   --------   ----------------   ------------
Ronald D. Croatti..........................  2001    340,447     61,280         2,100            21,436
  Vice Chairman of the Board,                2000    319,281     36,717         2,100            23,387
  Chief Executive Officer and President      1999    308,718          0             0            19,403
Cynthia Croatti............................  2001    215,367     38,766         1,000            21,874
  Executive Vice President and Treasurer     2000    129,087     14,845         1,000            15,538
                                             1999    118,020          0             0            16,611
Robert L. Croatti..........................  2001    263,065     47,352         1,600            23,655
  Executive Vice President                   2000    245,898     28,278         1,600            21,500
                                             1999    234,236          0             0            19,403
John B. Bartlett...........................  2001    228,467     41,124         1,400            21,735
  Senior Vice President                      2000    216,222     24,866         1,400            20,708
  and Chief Financial Officer                1999    203,759          0             0            19,403
Bruce P. Boynton...........................  2001    185,622     33,412         1,100            19,865
  Senior Vice President                      2000    176,707     20,321         1,100            19,665
                                             1999    163,329          0             0           150,125(3)

---------------

(1) Perquisites and other personal benefits paid to each named executive officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each named executive officer.

(2) Amounts shown for each named executive officer also includes car allowance of $5,070 for 1999, $5,070 for 2000 and $5,240 for 2001. Amounts shown for each named executive officer in 1999 also represent the Company's contributions to the named executive officer's account under the Company's Profit Sharing Plan. For 2000 and 2001, the amount shown for each named executive officer represents the sum of (i) the Company's matching contribution to the named executive officer's 401(k) account and (ii) the Company's contributions to the named executive officer's account under the Company's Profit Sharing Plan. The respective amounts for each named executive officer are as follows: with respect to 2000 -- Ronald D. Croatti, $8,432 and $9,885; Cynthia Croatti, $3,470 and $6,998; Robert L. Croatti, $6,545 and $9,885; John B. Bartlett, $5,753 and $9,885; and Bruce P.
    Boynton, $3,470 and $9,885, and, with respect to 2001 - Ronald D. Croatti, $8,481 and $7,715; Cynthia Croatti, $9,209 and $7,426; Robert L. Croatti, $10,700 and $7,715; John B. Bartlett, $5,753 and $7,715; and Bruce P.
    Boynton, $4,710 and $7,715.

(3) Includes $131,457 paid in connection with the named executive officer's relocation from Canada to the corporate headquarters in Massachusetts in 1999.

OPTION GRANTS WITH RESPECT TO FISCAL YEAR 2001

     The following table sets forth the options granted with respect to the fiscal year ended August 25, 2001 to the Company's Named Executive Officers.

                                       INDIVIDUAL GRANTS
                       --------------------------------------------------    POTENTIAL REALIZABLE
                                     PERCENT OF                                VALUE OF ASSUMED
                       NUMBER OF    TOTAL OPTIONS                            ANNUAL RATES OF STOCK
                       SECURITIES    GRANTED TO                             PRICE APPRECIATION FOR
                       UNDERLYING     EMPLOYEES     EXERCISE                    OPTION TERM(1)
                        OPTIONS      FOR FISCAL      PRICE     EXPIRATION   -----------------------
NAME                   GRANTED(#)     YEAR 2000      ($/SH)       DATE          5%          10%
----                   ----------   -------------   --------   ----------   ----------   ----------
Ronald D. Croatti....    2,100           3.6%       $10.0625    11/03/08     $10,089      $24,165
Cynthia Croatti......    1,000           1.7%       $10.0625    11/03/08     $ 4,804      $11,507
Robert L. Croatti....    1,600           2.8%       $10.0625    11/03/08     $ 7,687      $18,412
John B. Bartlett.....    1,400           2.4%       $10.0625    11/03/08     $ 6,726      $16,110
Bruce B. Boynton.....    1,100           1.9%       $10.0625    11/03/08     $ 5,285      $12,658

---------------

(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 8-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

OPTION EXERCISES AND YEAR-END HOLDINGS

     The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at August 25, 2001. No Named Executive Officer of the Company exercised any options to purchase Common Stock during 2001.

                 AGGREGATED FISCAL YEAR-END 2001 OPTION VALUES

                                           NUMBER OF SECURITIES
                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                            AUGUST 25, 2001(#)            AUGUST 25, 2001($)
                                        ---------------------------   ---------------------------
NAME                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   -------------   -----------   -------------
Ronald D. Croatti.....................      525           3,675          $722          $15,684
Cynthia Croatti.......................      250           1,750          $344          $ 7,469
Robert L. Croatti.....................      400           2,800          $550          $11,950
John B. Bartlett......................      350           2,450          $481          $10,456
Bruce B. Boynton......................      275           1,925          $378          $ 8,216

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company maintains the UniFirst Unfunded Supplemental Executive Retirement Plan (the "SERP") available to certain eligible employees of the Company and its affiliates. Retirement benefits available under the SERP are based on a participant's average annual base earnings for the last three years of employment prior to his retirement date ("Final Average Earnings"). Upon the retirement of a participant on his social security retirement date, the participant will be paid an aggregate amount equal to 2.4 times his Final Average Earnings over a twelve year period. Upon the death of a participant, the participant's designated beneficiary will be paid retirement benefits as above (determined as of the date of death if pre-retirement). The SERP provides that, upon any change of control, retirement benefits of participants who are age 50 or over and whose employment is terminated within three years of the change of control will become vested and payable, subject to certain years of service requirements.

                                                               ANNUAL RETIREMENT
AVERAGE COMPENSATION(1)                                           BENEFIT(2)
-----------------------                                        -----------------
$150,000....................................................        $30,000
$200,000....................................................        $40,000
$250,000....................................................        $50,000
$300,000....................................................        $60,000
$350,000....................................................        $70,000

---------------

(1) Average Compensation for purposes of this table is based on the participant's average base salary for the last three years of full-time employment preceding retirement.

(2) The Annual Retirement Benefit is payable for twelve years beginning at the participant's social security retirement age. There is no deduction for Social Security or other offset amounts.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee consisted of Albert Cohen and Donald J. Evans, two Directors who are not employees of the Company, and Aldo Croatti, Chairman. On October 4, 2001, Aldo Croatti passed away. His position on the Compensation Committee has not been filled as of the date of this proxy statement. The Compensation Committee reviews and approves the Company's executive compensation program.

COMPENSATION PHILOSOPHY

     The Company seeks to attract and retain executive officers who, in the judgment of the Company's Board of Directors, possess the skill, experience and motivation to contribute significantly to the long-term success of the Company and to long-term stock price appreciation. With this philosophy in mind, the Compensation Committee follows an executive officer compensation program designed to foster the mutuality of interest between the Company's executive officers and the Company's shareholders and to provide senior management additional incentive to enhance the sales growth and profitability of the Company, and thus shareholder value.

     The Compensation Committee reviews its compensation policy annually. Compensation of executive officers currently consists of a base salary and, based on the achievement of predetermined corporate performance objectives, a cash bonus. In addition, for fiscal 2001 the Company issued options to purchase a total of approximately 58,000 shares to over 90 officers, general managers and other management personnel. Although the Company's fiscal year ends in August, compensation decisions generally are made on a calendar year basis.

BASE SALARY

     Each year, the Compensation Committee consults with the Chief Executive Officer with respect to setting the base salaries of its executive officers, other than the Chief Executive Officer, for the ensuing year.

Annual salary adjustments are determined by evaluating the financial performance of the Company during the prior year, each executive officer's contribution to the profitability, sales growth, return on equity and market share of the Company during the prior year and the compensation programs and levels paid to executives at other companies generally.

INCENTIVE COMPENSATION PLAN

     Annual cash bonuses for executive officers of the Company are determined in accordance with the Company's incentive compensation plan, the philosophy and substantive requirements of which are reviewed by the Compensation Committee each year. Cash bonuses are determined with reference to the Company's financial performance as measured by growth in revenues and earnings per share and by the Company's customer retention levels.

     Each year, the Compensation Committee confers with the Chief Executive Officer and establishes performance goals for revenues, earnings per share and customer retention. In its determination of the amount of cash bonuses, the Compensation Committee places primary emphasis on growth in earnings per share and lesser emphasis on revenue growth and customer retention. The cash bonuses awarded depend on the extent to which the performance of the Company meets or exceeds the budgeted amounts. In addition, the Compensation Committee establishes minimum achievement thresholds and maximum bonus levels for each of these performance criteria which apply uniformly to the Company's executive officers. Bonuses are determined and paid annually after the end of each fiscal year.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee established the compensation of Ronald D. Croatti, the Chief Executive Officer, for 2001 using the same criteria applicable to determining compensation levels and bonuses for other executive officers as noted in this report. Based on the financial performance of the Company during the 2001 fiscal year, the compensation levels paid to executives of other companies generally, and Mr. Croatti's contribution to the profitability, sales growth, return on equity and market share of the Company during the 2001 fiscal year and his leadership of the Company, Mr. Croatti's 2001 calendar year base salary was established at $350,000, an increase of 8.6% over the prior year.

                                          Aldo Croatti (Chairman)
                                          Albert Cohen
                                          Donald J. Evans

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Aldo Croatti, Chairman of the Board of Directors and formerly Chief Executive Officer of the Company, was during fiscal year 2001 and until his death on October 4, 2001, a member of the Compensation Committee. The Company is not aware of any compensation committee interlocks.

                           REPORT OF AUDIT COMMITTEE

     The Audit Committee has:

     - Reviewed and discussed the audited financial statements with management.

     - Discussed with the independent auditors the matters required to be discussed by SAS 61.

     - Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

     - Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     The Board of Directors has determined that the members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The Board of Directors and the Audit Committee adopted a written charter of the Audit Committee in 2000, which they revised in 2001. The amended and restated Audit Committee charter is included as Appendix A to this proxy statement.

     During the fiscal year ended August 25, 2001, the Company paid the following fees to Arthur Andersen LLP, the company's principal accountants:
Audit Fees -- $230,000; Financial Information Systems Design and Implementation Fees -- $70,000; All Other Fees -- $165,000.

     The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditor's independence and concluded that it is.

                                          Members of the Audit Committee:

                                          Albert Cohen, Chairman
                                          Donald J. Evans
                                          Phillip L. Cohen

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock, based on the market price of the Common Stock, with the cumulative total shareholder return of a peer group and of companies within the Standard & Poor's 500 Stock Index, in each case assuming reinvestment of dividends. The peer group is composed of Cintas Corporation, G & K Services, Inc. and Angelica Corporation. The calculation of cumulative total shareholder return assumes a $100 investment in the Common Stock, the peer group and the S&P 500 Stock Index on August 31, 1996.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                          AMONG UNIFIRST CORPORATION,
                       THE S&P 500 INDEX AND A PEER GROUP

                                    [CHART]

----------------------------------------------------------------------------------------------------------------
                                     Aug. 96      Aug. 97      Aug. 98      Aug. 99      Aug. 00      Aug. 01
----------------------------------------------------------------------------------------------------------------
 UniFirst Corporation                 100.00       117.77       124.19        75.05        50.96        84.86
----------------------------------------------------------------------------------------------------------------
 S & P 500                            100.00       140.65       152.03       212.58       247.27       186.97
----------------------------------------------------------------------------------------------------------------
 Peer Group                           100.00       125.07       147.92       176.54       203.00       226.63
----------------------------------------------------------------------------------------------------------------

* $100 INVESTED ON 08/31/96 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the 2001 fiscal year, the Company paid consulting fees of approximately $35,500 to Anthony F. DiFillippo, director nominee.

     The Company retained during the 2001 fiscal year, and proposes to retain during the 2002 fiscal year, the law firm of Goodwin Procter LLP. Donald J. Evans, a Director of the Company, was formerly a partner of the law firm of Goodwin Procter LLP. Raymond C. Zemlin, the Secretary and Clerk of the Company, is the sole shareholder of Raymond C. Zemlin, P.C., which is a partner in the law firm of Goodwin Procter LLP.

DIRECTOR COMPENSATION

     Each Director who is not an employee of the Company receives a director's fee of $10,000 per year, $1,375 per directors' meeting attended and $250 per directors' meeting and committee meeting attended by telephone. A Director who is also an employee of the Company receives no director's fees.

                             2.  STOCK OPTION PLAN

GENERAL

     On July 12, 2001, the Company's Board of Directors voted to amend the Company's 1996 Stock Incentive Plan (the "Plan") and approved submission of the amendment to the shareholders of the Company for their approval. The Plan was initially adopted by the Board of Directors in November 6, 1996 and approved by the shareholders on January 14, 1997. The amendment to the Plan (the "Amendment") increases the number of shares available for issuance under the Plan from 150,000 to 450,000. A copy of the Plan may be obtained upon written request to the Company's Corporate Secretary at the address listed on page 2.

RECOMMENDATION

     The Board of Directors believes that stock option and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends on for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of participants in the Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. On July 12, 2001, the Board of Directors determined that shares of common stock then remaining available for issuance pursuant to new awards under the Plan were insufficient to provide for the continued proper compensation and incentivization of the Company's officers and employees. The Board of Directors believes that this Amendment to increase the number of shares of common stock authorized for issuance under the Plan is necessary to ensure that a sufficient reserve of common stock is available under the Plan.

SUMMARY OF THE PLAN

     The following description of certain features of the Plan, including the proposed Amendment, is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which has been previously filed with the Securities and Exchange Commission.

     Shares Subject to the Plan. An aggregate of 150,000 shares of common stock was originally reserved for issuance under the Plan. The Amendment increases the number of shares of Common Stock subject to options under the Plan to 450,000 shares of Common Stock, an increase of 300,000 shares.

     Plan Administration; Eligibility. The Board of Directors or a committee thereof appointed by the Board (such committee, or the Board acting in such capacity, the "Committee") has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. Persons eligible to participate in the Plan will be such officers and other employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Committee.

     Stock Options. The Plan permits the granting of both (i) options to purchase common stock intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) options that do not so qualify ("Non-Qualified Options") to officers or other employees of the Company or any subsidiary. The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of Incentive Stock Options. The term of each option will be fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Stock Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock that are not then subject to restrictions under any Company Plan and that have been beneficially owned by the optionee for at least six months. Such shares will be valued at their fair market value on the exercise date. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

     At the discretion of the Committee, stock options granted under the Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain any equity interest in the Company without dilution. To qualify as Incentive Stock Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Stock Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

     Stock Appreciation Rights. The Committee may also grant stock appreciation rights ("SARs") entitling the recipient, upon exercise, to receive an amount in cash or shares of Common Stock, or a combination thereof, having a value equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share set by the Committee at the time of grant (or over the option exercise price per share if the SAR was granted in tandem with a Stock Option) times the number of shares of Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, Common Stock, or a combination thereof, as determined by the Committee. SARs may be granted independently or in tandem with the grant of a stock option. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise.

     Restricted Stock. The Committee may also award shares of Common Stock to officers and other employees subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of shares of Restricted Stock will be determined by the Committee. Recipients of Restricted Stock must enter into a Restricted Stock Award Agreement with the Company, in such form as the Committee determines. The Committee at the time of grant shall specify the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse and the shares become vested. The Committee may at any time waive such restrictions or accelerate such dates. If a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the vesting of such Restricted Stock, the

Company shall have the right to repurchase the shares or to require their forfeiture if acquired at no cost, from the participant or participant's legal representative. Prior to the vesting of Restricted Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the Plan or in the Restricted Stock award agreement.

     Unrestricted Stock. The Committee may also grant shares to any officers or other employees of the Company or any subsidiary (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Plan ("Unrestricted Stock").

     Performance Share Awards. The Committee may also grant awards to officers or other employees entitling the recipient to receive shares of Common Stock upon the achievement of specified performance goals and such other conditions as the Committee shall determine ("Performance Share Awards"). Except as otherwise determined by the Committee, rights under a Performance Share Award will terminate upon a participant's termination of employment. Performance Shares may be awarded independently or in connection with stock options or other awards under the Plan.

     Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Committee, in its discretion, may provide for substitution or adjustments or may (subject to the provisions described below under "Change of Control Provisions") accelerate or, upon payment or other consideration for the vested portion of any awards as the Committee deems equitable in the circumstances, terminate such awards.

     Tax Withholding. Plan participants are responsible for the payment of any Federal, state or local taxes which the Company is required by law to withhold from the value of any award. The Company may deduct any such taxes from any payment otherwise due to the participant. Participants may elect to have such tax obligations satisfied either by authorizing the Company to withhold shares of stock to be issued pursuant to an award under the Plan or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

     Amendments and Termination. The Board of Directors may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel outstanding awards (or provide substitute awards at the same or a reduced exercise price, or with no exercise or purchase price) for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, Plan amendments shall be subject to approval by the Company's stockholders if and to the extent required by the Code to ensure that Incentive Stock Options are qualified under Section 422 of the Code.

     Change of Control Provisions. The Plan provides that in the event of a "Change of Control" (as defined in the Plan) of the Company, all stock options SARs and Performance Share Awards shall automatically become fully exercisable. Restrictions and conditions on awards of Restricted Stock shall automatically be deemed waived. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     The following is a summary of the principal Federal income tax consequences of option grants under the Plan. It does not describe all Federal tax consequences under the Plan, nor does it describe state or local tax consequences.

     Incentive Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

     Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

     An Incentive Option that is exercised in accordance with its terms by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

     Non-Qualified Options. There are no Federal income tax consequences to either the optionee, or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

     Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

     Parachute Payments. The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

     Limitation on Company's Deductions. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

     It is not possible to determine at this time the awards that will be granted in connection with the additional shares of Common Stock to be reserved for issuance under the Plan pursuant to the foregoing amendment. As of the date of this proxy statement, no such awards have been made to any of the Named Executive Officers, current Executive Officers or current Directors of the Company.

VOTE REQUIRED

     The Amendment is being submitted for stockholder approval pursuant to (i) rules of the New York Stock Exchange and (ii) for purposes of Section 422 of the Code.

     The Board of Directors has determined that the Amendment is in the best interests of the Company and its stockholders and has approved the Amendment. The Board of Directors recommends that stockholders vote for the approval of the Amendment. The Amendment to the Plan will not take effect unless it is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock and Class B Common Stock, voting as a single class, represented and entitled to vote at the Annual Meeting provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Consistent with applicable law, the Company intends to count abstentions and broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business, and abstentions will also count in determining total votes cast. Any share not voted (whether by broker non-vote or otherwise) will have no impact on the proposal for approval of the Amendment, except to the extent that the failure to vote results in less than 50% in interest of all securities entitled to vote actually casting votes.

                               3.  OTHER MATTERS

     Management is not aware of any other matters which may come before the Annual Meeting; however, if any matters other than those set forth in the attached Notice of Annual Meeting should be properly presented at the Annual Meeting, the persons named in the enclosed proxy intend to take such action as will be, in their discretion, consistent with the best interest of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Arthur Andersen LLP ("Andersen"), independent public accountants, to serve as auditors for the 2002 fiscal year. Andersen has served as the Company's auditors since 1972. A representative of Andersen is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

     Any shareholder desiring to present a proposal for inclusion in the Company's Proxy Statement in connection with the Company's 2003 Annual Meeting of Shareholders must submit the proposal so as to be received by the Clerk of the Company at the principal executive offices of the Company, 68 Jonspin Road, Wilmington, Massachusetts 01887, not later than August 5, 2002. In addition, in order to be included in the proxy statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

     Shareholders wishing to present business for action, other than proposals to be included in the Company's Proxy Statement, or to nominate candidates for election as directors at a meeting of the Company's shareholders, must do so in accordance with the Company's By-laws. The By-laws provide, among other requirements, that in order to be presented at the 2003 Annual Meeting, such shareholder proposals or nominations may be made only by a stockholder of record who shall have given notice of the proposal or nomination and the related required information to the Company no earlier than September 10, 2002 and no later than October 25, 2002.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU DESIRE TO VOTE YOUR STOCK IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED.

December 5, 2001

                                                                      APPENDIX A

                              UNIFIRST CORPORATION

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.  GENERAL STATEMENT OF PURPOSE

     The Audit Committee of the Board of Directors (the "Audit Committee") of UniFirst Corporation (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor.

II.  AUDIT COMMITTEE COMPOSITION

     The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III.  MEETINGS

     The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV.  AUDIT COMMITTEE ACTIVITIES

     The principal activities of the Audit Committee will generally include the following:

     A.  REVIEW OF CHARTER

     - Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     B.  AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

     - Review the overall audit plan with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

     - Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

             (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

             (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements; and

             (iii) major changes in and other questions regarding accounting and auditing principles and procedures.

     - Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995.

     - Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information;

     - Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

     - Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor's concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

     - Prepare the Audit Committee report required by Item 306 of Regulation S-K of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

     C.  UNAUDITED QUARTERLY FINANCIAL STATEMENTS

     - Review and discuss with management and the independent auditor such issues as may be brought to the Chairman's or Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

     D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

     - Recommend to the Board the appointment of the independent auditor.

     - Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee.

     - Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgment of the Audit Committee, recommend that the Board replace the independent auditor.

     - Review on an annual basis the fees to be paid to the independent auditor.

     - Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by the Independent Standards Board Standard No. 1, as may be modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and based on such discussion take or recommend the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

     E.  GENERAL

     - The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

     - The Audit Committee may consider the matters referred to in Item 9(e)(4) of Regulation 14A of the Securities Exchange Act of 1934 (or any successor provision) in performing its oversight function hereunder. The Audit Committee may perform such other oversight functions as may be requested by the Board from time to time.

     - In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals consulted with by the Audit Committee. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

     - Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                                                                       536-PS-01

UNIFIRST CORPORATION

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

                                   DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH IN PROPOSAL 1 BELOW.

1. ELECTION OF TWO CLASS II DIRECTORS and ONE CLASS I DIRECTOR

    NOMINEE: RONALD D. CROATTI AND DONALD J. EVANS (CLASS II) AND ANTHONY DIFILLIPPO (CLASS I)

                                               WITHHELD
                  FOR ALL                        FROM
                 NOMINEES                      NOMINEES
                   [ ]                           [ ]

[ ] ______________________________________
    FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. APPROVAL OF AMENDMENT TO THE UNIFIRST 1996 STOCK INCENTIVE PLAN

                   FOR                         AGAINST
                   [ ]                           [ ]

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [ ]


For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature: ___________________________________ Date: ___________________________


Signature: ___________________________________ Date: ___________________________

                                   DETACH HERE

                                      PROXY

                              UNIFIRST CORPORATION

The undersigned holder of shares of Class B Common Stock of UniFirst Corporation hereby appoints RONALD D. CROATTI and RAYMOND C. ZEMLIN, and each of them, proxies with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of UniFirst Corporation to be held at the Conference Center of Goodwin Procter LLP, located on the second floor at Exchange Place, Boston, Massachusetts 02109-2881, on Tuesday, January 8, 2002 at 10:00 o'clock in the forenoon, and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at this meeting and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the fiscal year ended August 25, 2001.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN LISTED IN PROPOSAL 2, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.


SEE REVERSE   (PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY   SEE REVERSE
    SIDE                    IN THE ENCLOSED ENVELOPE.)                  SIDE

UNIFIRST CORPORATION

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

                                   DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH IN PROPOSAL 1 BELOW.

1.  ELECTION OF TWO CLASS II DIRECTORS AND ONE CLASS I DIRECTOR.

    NOMINEE: RONALD D. CROATTI AND DONALD J. EVANS (CLASS II) AND ANTHONY DIFILLIPPO (CLASS I)

                          FOR                     WITHHELD
                          ALL                       FROM
                        NOMINEES                  NOMINEES
                          [ ]                       [ ]

[ ] ______________________________________
    FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2.  APPROVAL OF AMENDMENT TO THE UNIFIRST 1996 STOCK INCENTIVE PLAN

                          FOR                     AGAINST
                          [ ]                       [ ]

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [ ]


For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature: _________________________________ Date: _____________________________


Signature: _________________________________ Date: _____________________________

                                   DETACH HERE



                                      PROXY

                              UNIFIRST CORPORATION

The undersigned holder of shares of Common Stock of UniFirst Corporation hereby appoints RONALD D. CROATTI and RAYMOND C. ZEMLIN, and each of them, proxies with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of UniFirst Corporation to be held at the Conference Center of Goodwin Procter LLP, located on the second floor at Exchange Place, Boston, Massachusetts 02109-2881, on Tuesday, January 8, 2002 at 10:00 o'clock in the forenoon, and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at this meeting and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the fiscal year ended August 25, 2001.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN LISTED IN PROPOSAL 2, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SEE REVERSE   (PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY   SEE REVERSE
    SIDE                     IN THE ENCLOSED ENVELOPE.)                  SIDE